Exhibit 99.1

Merrimack Pharmaceuticals, Inc.

Unaudited Pro Forma Condensed Consolidated Financial Statements

The following unaudited pro forma condensed consolidated financial statements are based upon the historical consolidated statements of Merrimack Pharmaceuticals, Inc. (“Merrimack”), adjusted to give effect to the sale of Merrimack’s business operations and activities involving or relating to developing, manufacturing and commercializing ONIVYDE and MM-436 (the “Commercial Business”) in accordance with the Asset Purchase and Sale Agreement dated January 7, 2017 (the “Asset Sale Agreement”) between Merrimack and Ipsen S.A. (“Ipsen”). These unaudited pro forma condensed consolidated financial statements are derived from, and should be read in conjunction with, Merrimack’s Annual Report on Form 10-K for the year ended December 31, 2016 filed with the United States Securities and Exchange Commission (the “SEC”) on March 1, 2017.

The unaudited pro forma condensed consolidated balance sheet gives effect to the proposed asset sale as if it had occurred on December 31, 2016. The cash proceeds and impact of the resulting gain are only included in the December 31, 2016 unaudited pro forma condensed consolidated balance sheet. The unaudited pro forma condensed consolidated statements of operations and comprehensive loss for the years ended December 31, 2016, 2015 and 2014 give effect to the proposed asset sale as if it had occurred on January 1, 2014. The unaudited pro forma condensed consolidated statement of operations and comprehensive loss for the year ended December 31, 2016 gives effect to the use of a portion of the proceeds from the proposed asset sale to redeem all $175.0 million aggregate principal amount of Merrimack’s 11.5% senior secured notes due 2022 (the “Notes”), as if the redemption had occurred on January 1, 2016. The unaudited pro forma condensed consolidated statement of operations and comprehensive loss for the year ended December 31, 2016 also gives effect to a Sublease Agreement (the “Sublease”) entered into between Merrimack and Ipsen on April 3, 2017 as if the Sublease had been executed on January 1, 2016.

The pro forma adjustments related to the sale of the Commercial Business are based on available information and assumptions that management believes are (1) directly attributable to the sale of the Commercial Business; (2) factually supportable; and (3) with respect to the unaudited pro forma condensed consolidated statements of operations and comprehensive loss, expected to have a continuing impact on consolidated operating results. Certain of the most significant assumptions are set forth under the Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements.

The pro forma adjustments may differ from those that will be calculated for purposes of reporting discontinued operations in future filings. The unaudited pro forma condensed consolidated financial information is not necessarily indicative of the results of operations or financial position that might have been achieved for the dates or periods indicated, nor is it indicative of the results of operations or financial position that may occur in the future. Merrimack cautions stockholders that its future results of operations, including uses of cash and financial position, will significantly differ from those described in these unaudited pro forma condensed consolidated financial statements.

Merrimack Pharmaceuticals, Inc.

Unaudited Pro Forma Condensed Consolidated Balance Sheet as of December 31, 2016

(in thousands)	Historical Merrimack Pharmaceuticals, Inc.	Sale of Commercial Business		Pro Forma Without Commercial Business
Assets
Current assets:
Cash and cash equivalents	$21,524	$306,953	(a)(b)	$328,477
Restricted cash	102	60,000	(c)	60,102
Accounts receivable, net	17,469	(17,194	)(d)	275
Inventory	14,554	(14,554	)(d)	—
Prepaid expenses and other current assets	3,786	(1,547	)(d)	2,239

Total current assets	57,435	333,658		391,093
Restricted cash	674	—		674
Property and equipment, net	15,765	(3,737	)(d)	12,028
Other assets	27	—		27
Intangible assets, net	3,977	(3,977	)(d)	—
Goodwill	3,605	(3,605	)(d)	—

Total assets	$81,483	$322,339		$403,822

Liabilities, non-controlling interest and stockholders’ deficit
Current liabilities:
Accounts payable, accrued expenses and other	$49,982	$214,447	(d)(e)(f)	$264,429
Deferred revenues	36,226	(36,226	)(d)	—
Deferred rent	2,014	—		2,014

Total current liabilities	88,222	178,221		266,443
Deferred revenues, net of current portion	25,673	(25,673	)(d)	—
Deferred rent, net of current portion	3,386	—		3,386
Long-term debt	216,861	(169,911	)(d)	46,950

Total liabilities	334,142	(17,363)		316,779

Commitments and contingencies
Non-controlling interest	(1,539)	—		(1,539)
Stockholders’ deficit:
Preferred stock, $0.01 par value: 10,000 shares authorized at December 31, 2016; no shares issued or outstanding at December 31, 2016	—	—		—
Common stock, $0.01 par value: 200,000 shares authorized at December 31, 2016; 130,197 shares issued and outstanding at December 31, 2016	1,302	—		1,302
Additional paid-in capital	702,377	—		702,377
Accumulated deficit	(954,799)	339,702	(e)(g)	(615,097)

Total stockholders’ deficit	(251,120)	339,702		88,582

Total liabilities, non-controlling interest and stockholders’ deficit	$81,483	$322,339		$403,822

The accompanying notes are an integral part of these unaudited pro forma condensed consolidated financial statements.

Merrimack Pharmaceuticals, Inc.

Unaudited Pro Forma Condensed Consolidated Statement of Operations and Comprehensive Loss for the Year Ended December 31, 2016

(in thousands, except per share amounts)	Historical Merrimack Pharmaceuticals, Inc.	Sale of Commercial Business		Pro Forma Without Commercial Business
Revenues:
Product revenues, net	$53,064	$(53,064	)(h)	$—
License and collaboration revenues	87,119	(87,119	)(h)	—
Other revenues	4,090	(4,090	)(h)	—

Total revenues	144,273	(144,273)		—
Costs and expenses:
Cost of revenues	6,912	(6,912	)(h)	—
Research and development expenses	160,917	(56,328	)(h)(i)	104,589
Selling, general and administrative expenses	80,729	(46,526	)(h)(i)	34,203
Restructuring expenses	5,856	(146	)(h)	5,710

Total costs and expenses	254,414	(109,912)		144,502

Loss from operations	(110,141)	(34,361)		(144,502)
Other income and expenses:
Interest income	276	—		276
Interest expense	(43,645)	20,876	(j)	(22,769)
Other expense, net	(8)	—		(8)

Net loss	(153,518)	(13,485)		(167,003)
Net loss attributable to non-controlling interest	(1,778)	—		(1,778)

Net loss and comprehensive loss attributable to Merrimack Pharmaceuticals, Inc.	$(151,740)	$(13,485)		$(165,225)

Net loss per share available to common stockholders—basic and diluted	$(1.21)			$(1.32)
Weighted-average common shares used in computing net loss per share available to common stockholders—basic and diluted	125,334			125,334

The accompanying notes are an integral part of these unaudited pro forma condensed consolidated financial statements.

Merrimack Pharmaceuticals, Inc.

Unaudited Pro Forma Condensed Consolidated Statement of Operations and Comprehensive Loss for the Year Ended December 31, 2015

(in thousands, except per share amounts)	Historical Merrimack Pharmaceuticals, Inc.	Sale of Commercial Business		Pro Forma Without Commercial Business
Revenues:
Product revenues, net	$4,328	$(4,328	)(h)	$—
License and collaboration revenues	84,930	(84,930	)(h)	—

Total revenues	89,258	(89,258)		—
Costs and expenses:
Cost of revenues	46	(46	)(h)	—
Research and development expenses	160,988	(41,841	)(h)	119,147
Selling, general and administrative expenses	57,795	(30,632	)(h)	27,163

Total costs and expenses	218,829	(72,519)		146,310

Loss from operations	(129,571)	(16,739)		(146,310)
Other income and expenses:
Interest income	99	—		99
Interest expense	(19,232)	—		(19,232)
Other income, net	917	—		917

Net loss	(147,787)	(16,739)		(164,526)
Net income attributable to non-controlling interest	170	—		170

Net loss attributable to Merrimack Pharmaceuticals, Inc.	$(147,957)	$(16,739)		$(164,696)

Other comprehensive income:
Unrealized gain on available-for-sale securities	74	—		74

Other comprehensive income	74	—		74

Comprehensive loss	$(147,883)	$(16,739)		$(164,622)

Net loss per share available to common stockholders—basic and diluted	$(1.33)			$(1.48)
Weighted-average common shares used in computing net loss per share available to common stockholders—basic and diluted	111,356			111,356

The accompanying notes are an integral part of these unaudited pro forma condensed consolidated financial statements.

Merrimack Pharmaceuticals, Inc.

Unaudited Pro Forma Condensed Consolidated Statement of Operations and Comprehensive Loss for the Year Ended December 31, 2014

(in thousands, except per share amounts)	Historical Merrimack Pharmaceuticals, Inc.	Sale of Commercial Business		Pro Forma Without Commercial Business
Revenues:
License and collaboration revenues	$102,756	$(10,460	)(h)	$92,296

Total revenues	102,756	(10,460)		92,296
Costs and expenses:
Research and development expenses	138,495	(36,140	)(h)	102,355
Selling, general and administrative expenses	30,517	(8,810	)(h)	21,707

Total costs and expenses	169,012	(44,950)		124,062

Loss from operations	(66,256)	34,490		(31,766)
Other income and expenses:
Interest income	114	—		114
Interest expense	(18,230)	—		(18,230)
Other income, net	813	—		813

Net loss	(83,559)	34,490		(49,069)
Net loss attributable to non-controlling interest	(268)	—		(268)

Net loss attributable to Merrimack Pharmaceuticals, Inc.	$(83,291)	$34,490		$(48,801)

Other comprehensive loss:
Unrealized loss on available-for-sale securities	(50)	—		(50)

Other comprehensive loss	(50)	—		(50)

Comprehensive loss	$(83,341)	$34,490		$(48,851)

Net loss per share available to common stockholders—basic and diluted	$(0.80)			$(0.47)
Weighted-average common shares used in computing net loss per share available to common stockholders—basic and diluted	104,410			104,410

The accompanying notes are an integral part of these unaudited pro forma condensed consolidated financial statements.

Merrimack Pharmaceuticals, Inc.

Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

1. Background

On January 7, 2017, Merrimack Pharmaceuticals, Inc. (“Merrimack”) entered into an Asset Purchase and Sale Agreement (the “Asset Sale Agreement”) with Ipsen S.A. (“Ipsen”). Pursuant to the Asset Sale Agreement, Ipsen acquired Merrimack’s right, title and interest in Merrimack’s business operations and activities involving or relating to developing, manufacturing and commercializing ONIVYDE and MM-436 (the “Commercial Business”). Ipsen did not acquire Merrimack’s rights to $33.0 million in net milestone payments that may become payable pursuant to the Baxalta Agreement, among other excluded assets. Pursuant to the Asset Sale Agreement, at the closing of the asset sale, Ipsen paid Merrimack $575.0 million in cash (subject to a working capital adjustment as provided in the Asset Sale Agreement and a related escrow) and assumed certain related liabilities. Following the closing of the asset sale, Merrimack may be entitled to up to $450.0 million of additional payments based on achievement by or on behalf of Ipsen of certain milestone events related to FDA approval of ONIVYDE for certain indications. Merrimack and Ipsen also entered into a Sublease Agreement on April 3, 2017 whereby Ipsen agreed to sublease 70,237 square feet of Merrimack’s corporate headquarters and manufacturing facility.

Additionally, Merrimack’s 11.5% senior secured notes due 2022 (the “Notes”) were collateralized by substantially all of Merrimack’s assets. In connection with the closing of the asset sale, Merrimack will redeem all $175.0 million aggregate principal amount of outstanding Notes at the then applicable redemption price, plus accrued and unpaid interest to the date of redemption. The redemption price is equal to 111.5% of the outstanding principal amount of the Notes redeemed, plus accrued and unpaid interest to the redemption date.

2. Unaudited Pro Forma Adjustments

The following pro forma adjustments are included in the unaudited pro forma condensed consolidated balance sheet and/or the unaudited pro forma condensed consolidated statements of operations and comprehensive loss.

(a)	Reflects the proceeds from the sale of the Commercial Business of $575.0 million, less $195.1 million to extinguish the Notes, $0.8 million of accrued interest as of December 31, 2016 related to the Notes, $60.0 million deposited into an escrow account for the matter described in footnote (c) and $12.1 million of transaction-related expenses.

(b)	On April 3, 2017, Merrimack entered into an escrow agreement with Ipsen and JPMorgan Chase Bank, N.A. pursuant to which Ipsen deposited $3.1 million for purposes of securing post-closing finalization of any net working capital adjustment to the purchase price. This amount has not been included as a pro forma adjustment as the final net working capital adjustment is not yet known and is therefore not factually supportable.

Ipsen also deposited $1.3 million in the same escrow account related to the settlement of certain excluded liabilities. This amount has not been included as a pro forma adjustment, as the final adjustment related to these liabilities is not yet known and is therefore not factually supportable.

(c)	Reflects funds held in escrow upon the closing of the asset sale.

As previously disclosed by Merrimack, a lawsuit was filed by the trustee and certain holders of the Merrimack outstanding 4.50% convertible notes due 2020 (the “Convertible Notes”), in the Court of Chancery in the State of Delaware, captioned Wells Fargo Bank, National Association, Wolverine Flagship Fund Trading Limited, Highbridge International LLC, and Highbridge Tactical Credit & Convertibles Master Fund, L.P. v. Merrimack Pharmaceuticals, Inc. (the “Delaware Action”). The Delaware Action seeks, among other things, to enjoin the issuance of the $200.0 million special dividend that Merrimack has announced it intends to pay following the closing of the asset sale and seeks specific performance of Merrimack’s alleged obligation to repurchase the Convertible Notes in connection with the closing of the asset sale. As noted in the definitive proxy materials filed on March 17, 2017, if the Delaware Action is successful, Merrimack may be prohibited from issuing some or all of the expected $200.0 million special dividend to its stockholders.

Merrimack believes the Delaware Action is without merit and intends to vigorously defend against all claims asserted. Merrimack has decided to proceed directly to trial and will request a schedule for discovery and trial that would result in a trial in fall 2017. In connection with this decision, Merrimack has agreed to, within five business days following the closing of the asset sale, deposit into an escrow account $60.0 million in proceeds from the asset sale. The funds will remain in escrow for the duration of the Delaware Action in order to provide security to the plaintiffs for their claims in the Delaware Action. This amount has been reflected as restricted cash on a pro forma basis.

(d)	Reflects the elimination of assets and liabilities attributable to the Commercial Business.

(e)	In connection with the closing of the asset sale, Merrimack will redeem all $175.0 million aggregate principal amount of outstanding Notes at a redemption price equal to 111.5% of the outstanding principal amount of the Notes, plus accrued and unpaid interest to the date of redemption. Accordingly, Merrimack will pay $195.1 million, plus accrued and unpaid interest to the date of redemption, to redeem the Notes in April 2017. The associated liability of $169.9 million as of December 31, 2016 was removed on a pro forma basis, resulting in an overall pro forma loss on extinguishment of $25.2 million that is included as adjustment to accumulated deficit. The pro forma adjustment to accounts payable, accrued expenses and other also includes the removal of $0.8 million of accrued interest as of December 31, 2016 related to the Notes.

(f)	This figure includes the $223.7 million in taxes payable that arise from the gain on sale of the Commercial Business on a pro forma basis. Merrimack expects that the actual cash taxes paid on the gain on sale of the Commercial Business will be significantly less than the statutory obligation outlined above as Merrimack expects to be able to utilize substantial net operating losses to offset the taxable gain generated by the sale.

(g)	The overall adjustment to accumulated deficit includes the after-tax gain on the sale of the Commercial Business of $364.9 million, which is calculated as follows:

(in thousands)
Purchase price	$575,000
Less transaction-related expenses	(12,083)

Net proceeds	562,917
Assets of the Commercial Business	(44,614)
Liabilities of the Commercial Business	70,270

Pre-tax gain on sale of the Commercial Business	588,573
Taxes on gain on sale of the Commercial Business at the combined federal and state statutory tax rate of 38%	(223,657)

After-tax gain on sale of the Commercial Business	$364,916

Merrimack expects that the actual cash taxes paid on the gain on sale of the Commercial Business will be significantly less than the statutory obligation outlined above as Merrimack expects to be able to utilize substantial net operating losses to offset the taxable gain generated by the sale.

(h)	Reflects the elimination of revenues, cost of revenues, research and development expenses, selling, general and administrative expenses and restructuring expenses directly attributable to the Commercial Business.

(i)	On April 3, 2017, Merrimack and Ipsen entered into the Sublease Agreement whereby Ipsen agreed to sublease 70,237 square feet of Merrimack’s corporate headquarters and manufacturing facility. The adjustments to research and development expenses and selling, general and administrative expenses give effect to the receipt of rental income pursuant to the Sublease Agreement as if the Sublease Agreement had been executed on January 1, 2016. Merrimack’s policy is to record rental income as a reduction to the corresponding rent expense.

(j)	Reflects the elimination of interest expense attributable to the Notes for the year ended December 31, 2016.

(k)	Merrimack has historically not recognized any income tax benefit related to its net losses because Merrimack maintains a full valuation allowance on its deferred tax assets. A full valuation allowance is maintained, as future profitability is uncertain. As a result, no income tax benefit is being presented on a pro forma basis.

(l)	The unaudited pro forma condensed consolidated financial statements of operations and comprehensive loss do not reflect the $25.2 million pro forma loss on extinguishment of the Notes described in footnote (e), or the after-tax gain on sale of the Commercial Business described in footnote (f), as these represent non-recurring items that will not have a continuing impact on the consolidated operating results of Merrimack.